Exhibit 15.1

MOEN AND COMPANY
CHARTERED ACCOUNTANTS
Member:	Securities Commission Building
Canadian Institute of Chartered Accountants	PO Box 10129, Pacific Centre
Institute of Chartered Accountants of British Columbia	Suite 1400 - 701 West Georgia Street
Institute of Management Accountants (USA) (From 1965)	Vancouver, British Columbia
Canada V7Y 1C6
Registered with:
Public Company Accounting Oversight Board (USA) (PCAOB)	Telephone: (604) 662-8899
Canadian Public Accountability Board (CPAB)	Fax: (604) 662-8809
Canada - British Columbia Public Practice Licence	Email: moenca@telus.net

Awareness Letter on Unaudited Interim Financial Information

We are independent accountants and we hereby acknowledge awareness of the use in the Form 10QSB of Maverick Minerals Corporation of our report dated August 4, 2005 that applies to the unaudited interim financial statement as of June 30, 2005 and for the three month and six month periods ended June 30, 2005.

Yours very truly,

MOEN AND COMPANY,
Chartered Accountants

/s/ Moen and Company"
("Signed")

Vancouver, B.C. Canada
August 8, 2005